As filed with the United States Securities and Exchange Commission on November 14, 2013

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ANDALAY SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	90-0181035
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

1475 S. Bascom Ave. Suite 101
Campbell, CA  95008
(Address, of principal executive offices)

Westinghouse Solar, Inc. 2006 Incentive Stock Plan
(Full title of the plan)

Margaret R. Randazzo
Chief Executive Officer
Westinghouse Solar, Inc.
1475 S. Bascom Ave. Suite 101
Campbell, CA  95008
(Name and address of agent for service)

(408) 402-9400
(Telephone number, including area code, of agent for service)

Copy to:

Leslie Marlow, Esq.
Gracin & Marlow, LLP
The Chrysler Building
405 Lexington Avenue, 26th Floor
New York, New York 10174

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer (do not check if smaller reporting company) ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE
Title of securities to be registered (1)	Amount to be Registered (2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (1)	Amount of registration fee
Common Stock, par value $0.001 per share	47,000,000	$0.0276	$1,297,200	$167

(1)	The securities to be registered include options and rights to acquire the common stock of Andalay Solar, Inc.

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3)	Estimated pursuant to Rule 457(c) and 457(h) of the Securities Act solely for purposes of calculating the registration fee. The price for the shares under the plan is based upon the last sale price of the Common Stock on November 12, 2013, as reported by the OTCQB.

(4)	Calculated under Section 6(b) of the Securities Act of 1933 as .0001288 of the aggregate offering price.

Explanatory Note

The Registrant filed with the Securities and Exchange Commission (the “SEC”) its Registration Statement on Form S-8, Registration No. 333-146613, on October 10, 2007 (the “2007 Registration Statement”) pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of registering under the Securities Act of 1933 3,728,014 additional shares of Common Stock to be offered and sold under the 2006 Stock Incentive Plan (the “2006 Plan”).   Pursuant to General Instruction E to Form S-8, the contents of the 2007 Registration Statement are incorporated into this Registration Statement by reference.

The Registrant filed with the SEC on Form S-8, Registration No. 333-147760, on November 30, 2007 (the “November 2007 Registration Statement”) pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of registering under the Securities Act 911,687 additional shares of Common Stock to be offered and sold under the 2006 Plan.   Pursuant to General Instruction E to Form S-8, the contents of the 2007 Registration Statement are incorporated into this Registration Statement by reference.

The Registrant filed with the SEC on Form S-8, Registration No. 333-183127, on August 7, 2012 (the “2012 Registration Statement”) pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of registering under the Securities Act 1,840,475 additional shares of Common Stock to be offered and sold under the 2006 Plan.   Pursuant to General Instruction E to Form S-8, the contents of the 2007 Registration Statement are incorporated into this Registration Statement by reference.

This Registration Statement on Form S-8 has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of registering under the Securities Act 47,000,000 additional shares of Common Stock to be offered and sold under the 2006 Plan.  These shares represented 47,000,000 shares of Common Stock that were added to the 2006 Plan as of September 19, 2013 by vote of the Registrant’s stockholders and, in accordance with the terms of the 2006 Plan, are to be assigned to and made available for grant under the 2006 Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                       Incorporation of Documents By Reference .

The Company has filed the documents listed below with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and these documents are incorporated into this registration statement by reference:

•	Our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission on March 28, 2013;

•	Our Annual Report on Form 10-K/A for the year ended December 31, 2012, filed with the Securities and Exchange Commission on March 29, 2013;

•	Our Annual Report on Form 10-K/A for the year ended December 31, 2012, filed with the Securities and Exchange Commission on April 26, 2013;

•	The description of our common stock contained in our registration statement on Form 8-A filed with the Securities and Exchange Commission on September 21, 2007;

•	Our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 18, 2013;

•	Our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 30, 2013;

•	Our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 15, 2013;

•	Our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 15, 2013;

•	Our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 4, 2013;

•	Our Current Report on Form 8-K filed with the Securities and Exchange Commission on June 3, 2013;

•	Our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 19, 2013;

•	Our Current Report on Form 8-K filed with the Securities and Exchange Commission on August 29, 2013;

•	Our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 5, 2013;

•	Our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 20, 2013;

•	Our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 23, 2013;

•	Our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 2, 2013;

•	Our Quarterly Report on Form 10-Q for the Quarter ended March 31, 2013, filed with the Securities and Exchange Commission on May 14, 2013;

•	Our Quarterly Report on Form 10-Q for the Quarter ended June 30, 2013, filed with the Securities and Exchange Commission on July 31, 2013; and

•	Quarterly Report on Form 10-Q for the Quarter ended September 30, 2013, filed with the Securities and Exchange Commission on November 13, 2013.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers .

Section 145 of the Delaware General Corporation Law (the “DGCL”), provides, in general, that a corporation incorporated under the laws of the State of Delaware, as the Company is, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.  In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

The Company’s Certificate of Incorporation and By-laws provide that it will indemnify its directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the DGCL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract.  Any repeal or modification of these provisions approved by the Company’s stockholders will be prospective only and will not adversely affect any limitation on the liability of any of the Company’s directors or officers existing as of the time of such repeal or modification.

The Company is also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the DGCL would permit indemnification.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibits filed with this Amendment:

4.1	Westinghouse Solar, Inc. 2006 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed August 14, 2006)

4.2	First Amendment to the Westinghouse Solar, Inc. 2006 Incentive Stock Plan (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed December 27, 2006)

4.3	Second Amendment to the Westinghouse Solar, Inc. 2006 Incentive Stock Plan (incorporated herein by reference to Exhibit 10.11 to the Company’s Quarterly Report on Form 10-KSB filed March 19, 2008)

4.4	Third Amendment to the Westinghouse Solar, Inc. 2006 Incentive Stock Plan (incorporated by reference to Exhibit 10.17 to the Company’s Annual Report on Form 10-K filed on March 16, 2009)

4.5	Fourth Amendment to the Westinghouse Solar, Inc. 2006 Incentive Stock Plan (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on November 13, 2013)

4.6	Fifth Modification to the Westinghouse Solar, Inc. 2006 Incentive Stock Plan (incorporated by reference to Exhibit 10.2 to the Company’s Annual Report on Form 10-Q filed on November 13, 2013)

5.1	Opinion of Gracin & Marlow, LLP*

23.1	Consent of Burr Pilger Mayer, Inc.*

23.2	Consent of Gracin & Marlow, LLP (contained in Exhibit 5.1 hereof)*

24	Power of Attorney of directors and certain officers of the Company*

*	Filed Herewith

Item 9. Undertakings .

The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to existing provisions or arrangements whereby the registrant may indemnify a trustee, officer or controlling person of the registrant against liabilities arising under the Securities Act, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Campbell and State of California, on the  14th day of November, 2013.

ANDALAY SOLAR, INC.

By: /s/ Margaret R. Randazzo
Margaret R. Randazzo
Director,
Chief Executive Officer and
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

Margaret R. Randazzo *	Director, Chief Executive Officer and Chief Financial Officer (Principal Executive Officer, Principal Financial and Accounting Officer)	†

Edward L. Bernstein *	Director	†

Mark L. Kalow *	Director	†

Ron Kenedi *	Director	†

Ed Roffman *	Director	†

* By: /s/ Margaret R. Randazzo	Individually and as Attorney-in-fact
Margaret R. Randazzo

† November 14, 2013

EXHIBIT INDEX
Exhibit No.

Exhibits filed with this Amendment:

4.1	Westinghouse Solar, Inc. 2006 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed August 14, 2006)

4.2	First Amendment to the Westinghouse Solar, Inc. 2006 Incentive Stock Plan (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed December 27, 2006)

4.3	Second Amendment to the Westinghouse Solar, Inc. 2006 Incentive Stock Plan (incorporated herein by reference to Exhibit 10.11 to the Company’s Quarterly Report on Form 10-KSB filed March 19, 2008)

4.4	Third Amendment to the Westinghouse Solar, Inc. 2006 Incentive Stock Plan (incorporated by reference to Exhibit 10.17 to the Company’s Annual Report on Form 10-K filed on March 16, 2009)

4.5	Fourth Amendment to the Westinghouse Solar, Inc. 2006 Incentive Stock Plan (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on November 13, 2013)

4.6	Fifth Modification to the Westinghouse Solar, Inc. 2006 Incentive Stock Plan (incorporated by reference to Exhibit 10.2 to the Company’s Annual Report on Form 10-Q filed on November 13, 2013)

5.1	Opinion of Gracin & Marlow, LLP*

23.1	Consent of Burr Pilger Mayer, Inc.*

23.2	Consent of Gracin & Marlow, LLP (contained in Exhibit 5.1 hereof)*

24	Power of Attorney of directors and certain officers of the Company*

*	Filed Herewith